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                                                                    Exhibit 10.9









                               DEAN & DELUCA, INC.

                           INVESTORS' RIGHTS AGREEMENT

                                NOVEMBER 30, 1999


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                                TABLE OF CONTENTS



                                                                           PAGE


1.  DEFINITIONS................................................................1

2.  REGISTRATION RIGHTS........................................................2
    2.1  Demand Registration...................................................2
    2.2  Company Registration..................................................4
    2.3  Form S-3 Registration.................................................5
    2.4  Obligations of the Company............................................6
    2.5  Termination of Registration Rights....................................7
    2.6  Furnish Information...................................................7
    2.7  Indemnification.......................................................8
    2.8  Rule 144 Reporting...................................................10
    2.9  Assignment of Registration Rights....................................10
    2.10 Amendment of Registration Rights.....................................10
    2.11 Limitations on Subsequent Registration Rights........................11
    2.12 "Market Stand-Off" Agreement.........................................11


3.  COVENANTS OF THE COMPANY..................................................11
    3.1  Basic Financial Information and Reporting............................11
    3.2  Material Changes and Litigation......................................12
    3.3  Inspection Rights....................................................12
    3.4  Board Information Rights.............................................13
    3.5  Confidentiality of Records...........................................13
    3.6  Employee Agreements..................................................13
    3.7  Termination of Covenants.............................................13


4.  RIGHTS OF FIRST REFUSAL...................................................14
    4.1  Subsequent Offerings.................................................14
    4.2  Exercise of Rights...................................................14
    4.3  Issuance of Equity Securities to Other Persons.......................14
    4.4  Termination of Rights of First Refusal...............................14
    4.5  Transfer of Rights of First Refusal..................................14
    4.6  Excluded Securities..................................................14


5.  LEGENDS...................................................................15
    5.1   Legends.............................................................15



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                                         TABLE OF CONTENTS

                                            (CONTINUED)

                                                                            PAGE


6.  MISCELLANEOUS.............................................................16
    6.1  Governing Law........................................................16
    6.2  Survival.............................................................16
    6.3  Successors and Assigns...............................................16
    6.4  Severability.........................................................16
    6.5  Amendment and Waiver.................................................16
    6.6  Delays or Omissions..................................................16
    6.7  Notices, etc.........................................................16
    6.8  Attorneys' Fees......................................................17
    6.9  Titles and Subtitles.................................................17
    6.10 Counterparts.........................................................17




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                               DEAN & DELUCA, INC.

                           INVESTORS' RIGHTS AGREEMENT

         This INVESTORS' RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of November 30, 1999, by and among Dean & DeLuca, Inc., a Delaware corporation (the "COMPANY"), and Hummer Winblad Venture Partners IV, L.P. (the "INVESTOR").

                                    RECITALS

         A. The Company proposes to sell and issue up to 3,669,760 shares of its Series A Convertible Preferred Stock, par value $0.01 per share (the "PREFERRED STOCK"), pursuant to that certain Series A Convertible Preferred Stock Purchase Agreement dated of even date herewith (the "SERIES A AGREEMENT");

         B. The execution of this Agreement is a condition to the closing of the transactions contemplated by the Series A Agreement.

         C. The Company desires to enter into this Agreement and grant to the investors the rights contained herein in order to fulfill such condition.

         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereby agree as follows:

1.       DEFINITIONS

                  1.1 The term "HOLDER" means any investor owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.9 hereof.

                  1.2 The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

                  1.3 The term "REGISTRABLE SECURITIES" means (a) shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company issued or issuable upon conversion of the Preferred Stock, (b) shares of Common Stock purchased by the Holder or issued or issuable to the Holder upon conversion of other securities purchased by the Holder pursuant to its right of first refusal in Section 4 of this Agreement, and (c) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement, Section 4(1) of the Securities Act or Rule 144 under


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the Securities Act ("RULE 144") or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement with respect to such registration rights are not assigned.

                  1.4 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar United States federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  1.5 The term "FORM S-3" means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  1.6 The term "SEC" or "COMMISSION" means the United States Securities and Exchange Commission.

2.       REGISTRATION RIGHTS.

                  2.1 DEMAND REGISTRATION.

                  (A) Subject to the conditions of this Section 2.1, if the Company shall receive at any time after the earlier of (i) one hundred and eighty (180) days after the effective date of the Company's first registered public offering of its capital stock, or (ii) October 31, 2002, a written request from the Holders of not less than thirty percent (30%) of the Registrable Securities (the "INITIATING HOLDERS") that the Company file a registration statement under the Securities Act covering the registration of at least such Registrable Securities that will have an aggregate sales price to the public in excess of Ten Million Dollars ($10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and, subject to the limitations of Section 2.1(b), effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

                  (B) In the event that a registration pursuant to Section 2.1 is for a registered public offering involving an underwriting, the Initiating Holders will so advise the Company as part of the written request given by such Initiating Holders and the Company shall in turn so advise the Holders. The right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters. Notwithstanding any other provision of this Section 2.1, if the underwriter advises the Company in writing that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated, first, to the Holders of Registrable Securities on a pro rata basis based

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on the number of Registrable Securities held by all such Holders (including the
Initiating Holders); second, to shares to be registered and sold for the Company's own account; and third, to the stockholders (other than the Holders) invoking contractual rights to have their securities registered, if any, on a pro rata basis.

                  (C) The Company is obligated to effect only two (2) such registrations pursuant to this Section 2.1. A registration pursuant to this
Section 2.1 may be the first public offering of the Company's Securities (the "INITIAL OFFERING").

                  (D) The Company shall not be required to effect a registration pursuant to this Section 2.1 during the period starting with the date of filing of, and ending on the date which is one hundred and eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering, provided that the Company is making reasonable and good faith efforts to cause such registration statement to become effective. In addition, the Company shall not be required to effect a registration pursuant to this Section
2.1 if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to Section 2.1(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering and files the registration statement with respect thereto within sixty (60) days of such notice; PROVIDED, HOWEVER, that the Company may not exercise its rights under this sentence more than twice and that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective.

                  (E) The Company shall be entitled to postpone the filing of any registration statement otherwise required to be prepared and filed by the Company pursuant to this Section 2.1 or Section 2.3 hereof, or suspend the use of any effective registration statement under this Section 2.1 or Section 2.3 hereof, for a reasonable period of time which shall be as short as practicable, but in any event not in excess of one hundred and twenty (120) days (a "DELAY PERIOD"), if the Company (i) determines in good faith that the registration and distribution of the Registrable Securities covered or to be covered by such registration statement, or the disclosure required by such registration statement, would materially interfere with any pending material financing, acquisition or corporate reorganization, or other material corporate development involving the Company or its subsidiaries, or would require premature disclosure thereof, and (ii) promptly gives the Holders written notice of such determination that contains a statement of the reasons for such postponement and an approximation of the period of the anticipated delay; provided that the Company shall not be entitled to exercise this right more than once in any twelve (12) month period. If the Company shall so postpone the filing of a registration statement, the Holders shall have the right to withdraw the request for registration by giving written notice from the holders of a majority of the Registrable Securities that were to be registered to the Company within 60 days after receipt of the notice of postponement or, if earlier, the termination of such Delay Period.

               (F) All expenses incurred in connection with each registration by the Holders pursuant to this Section 2.1 (excluding underwriters' discounts and commissions and broker's fees and any transfer taxes relating to the disposition of the Registrable Securities, which shall be paid by the selling Holders pro rata), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel


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for the selling Holder shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn by the Initiating Holder, unless the withdrawal of the registration request results from either (i) intentional actions by the Company outside the normal course of business, or (ii) the discovery of information about the Company, that is not known at the time of the Initiating Holders' request made pursuant to Section 2.1(a), that materially reduces the feasibility of the registration proceeding.

               (G) For purposes of any registration pursuant to this Section 2.1, Messrs. Dane J. Neller and Leslie G. Rudd and the Samantha Lauren Rudd Gift Trust shall be deemed to be Holders and any Shares issued or issuable upon exercise of common stock purchase warrants held by such Holders as of the date of this Agreement (the "Warrants") are deemed to be Registrable Securities; provided that Messrs. Dane J. Neller and Leslie G. Rudd and the Samantha Lauren Rudd Gift Trust shall not be considered Holders for purposes of making the request pursuant to Section 2.1(a).

               2.2 COMPANY REGISTRATION. The Company shall promptly notify all Holders of Registrable Securities in writing of the filing of any registration statement under the Securities Act, which notice, in the case of the Investor, shall be provided at least ten (10) days prior to such filing, for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans, mergers, acquisitions or similar corporate transactions, and corporate reorganizations) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement (or an amendment to such registration statement) all or any part of the Registrable Securities held by it shall, within ten (10) days after receipt of the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.

               (A) If the registration statement under which the Company gives notice under this Section 2.2 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company for its own account; second, to the Holders on a pro rata basis based on the total number


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of Registrable Securities held by the Holders (including shares of capital stock issued or issuable upon exercise of Warrants held by Dane J. Neller, Leslie G. Rudd or The Samantha Lauren Rudd Gift Trust); and third, to any stockholder (other than a Holder, Mr. Rudd, Mr. Neller or The Samantha Lauren Rudd Gift Trust) invoking contractual rights to have their securities registered, if any, on a pro rata basis. No such reduction shall reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, except that in no event shall the amount of securities of the selling Holders included in the registration be reduced below thirty percent (30%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling stockholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

               (B) The Company shall bear all fees and expenses incurred in connection with any registration under this Section 2.2, including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel to the Company, and the reasonable fees and disbursements of a single counsel to the selling Holders, except that each participating Holder shall bear its proportionate share of all amounts payable to underwriters in connection with such offering for discounts and commissions, any broker's fees and any transfer taxes relating to the disposition of the Registrable Securities.

               2.3 FORM S-3 REGISTRATION. In case the Company shall receive from any Holder or Holders of at least thirty percent (30%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

                       (i) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

                       (ii) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3
(a) if Form S-3 is not available to the Company for such offering by the Holders, (b) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than One Million Dollars ($1,000,000), (c) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be


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seriously detrimental to the Company and its stockholders for such Form S-3
Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.3, (d) if the Company has, within the twelve (12) month period preceding the date of such request, already effected a registration on Form S-3 for the Holders pursuant to this Section 2.3, or (e) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

                       (iii) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. The Company shall pay all expenses incurred in connection with any registrations requested pursuant to this Section
2.3 (excluding underwriters' discounts and commissions, any broker's fees and any transfer taxes relating to the disposition of the Registrable Securities, which shall be paid by the selling Holders pro rata), including without limitation all registration, filing, qualification, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of a single counsel for the selling Holder or Holders.

               2.4 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

               (A) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days.

               (B) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

               (C) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

               (D) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not then subject.


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               (E) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

               (F) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

               (G) Use its reasonable efforts to cause to be furnished, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

               2.5 TERMINATION OF REGISTRATION RIGHTS. All registration rights granted under this Section 2 shall terminate and be of no further force and effect on the earlier of (i) the date which is five (5) years following the Company's Initial Offering and (ii) the date when all Registrable Securities can be sold without limitation as to volume or manner of sale under Rule 144.

               2.6 FURNISH INFORMATION. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2.1, 2.2 or
2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities. If any such information is not furnished within a reasonable period of time after receipt by the Holders of a request for such information, the Company may exclude such Holder's Registrable Securities from the registration.

               2.7 INDEMNIFICATION. In the event any Registrable Securities are included in a registration statement under Sections 2.1, 2.2 or 2.3.


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               (A) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the "1934 ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any state securities law in connection with the offering covered by such registration statement; and the Company will reimburse each such Holder, partner, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder or a partner, officer, director, underwriter or controlling person of such Holder.

               (B) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED, HOWEVER, that the indemnity agreement contained in this
Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability


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or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.7(b) exceed the net proceeds from the offering received by such Holder.

               (C) Promptly after receipt by an indemnified Party under this
Section 2.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate under applicable professional standards due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

               (D) If the indemnification provided for in this Section 2.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

               (E) The foregoing indemnity agreements of the Company and Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the "FINAL PROSPECTUS"), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party (or its underwriters) and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

               (F) The obligations of the Company and Holders under this Section
2.7 shall survive the completion of any offering of Registrable Securities in a registration statement, and otherwise.

               2.8 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

               (A) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the 1934 Act;

               (B) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements); and

               (C) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the 1934 Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

               2.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities; PROVIDED, HOWEVER, that no such transferee or assignee shall be entitled to registration rights under Sections 2.1, 2.2 or 2.3 hereof unless it owns a minimum of 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), and the Company shall promptly be furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned. Notwithstanding the foregoing, rights to cause the Company to register securities may be assigned to any subsidiary or parent company of a Holder or any partner of any Holder.

               2.10 AMENDMENT OF REGISTRATION RIGHTS. Any provision of this
Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 2.10 shall be binding upon each Holder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

               2.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would permit such holder to participate in any registration of securities of the Company or that the Company register any securities held by such holder, unless the registration rights of such holder or prospective holders are subordinate to the registration rights of the Holders.

               2.12 "MARKET STAND-OFF" AGREEMENT. Each Holder hereby agrees that during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act, it shall not, to the extent requested by the Company and the managing underwriter, sell or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any Registrable Securities or Common Stock of the Company held by it at any time during such period except Common Stock included in such registration; PROVIDED, HOWEVER, that:

               (A) Such agreement shall be applicable only to the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

               (B) All officers and directors of the Company and all other persons with registration rights (whether or not pursuant to this Agreement) enter into similar agreements.

        In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

3.      COVENANTS OF THE COMPANY.

               3.1 BASIC FINANCIAL INFORMATION AND REPORTING.

               (A) The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

               (B) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Holder an audited consolidated balance sheet of the Company, as at the end of such fiscal year, and an audited consolidated statement of income and an audited consolidated statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors.

               (C) So long as a Holder shall own at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, the Company will furnish each such Holder an unaudited consolidated balance sheet of the Company as of the end of each such quarterly period, and an unaudited consolidated statement of income and a consolidated statement of cash flows of the Company for such period and for the current fiscal year to date, each showing a comparison to the budget distributed to the Board of Directors, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

               (D) So long as a Holder shall own at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), the Company will furnish each such Holder (i) at least thirty (30) days prior to the beginning of each fiscal year an annual budget and operating plans for such fiscal year; and (ii) within thirty (30) days after the end of each month, an unaudited balance sheet and statements of income and cash flows, prepared in accordance with generally accepted accounting principles (other than for accompanying notes and subject to year-end adjustments), which also set forth applicable budget figures and variances from budget.

               3.2 MATERIAL CHANGES AND LITIGATION. So long as a Holder shall own at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), as soon as practicable and in any event within ten (10) days of becoming aware thereof, the Company will notify each such Holder of any litigation or governmental proceeding or investigation pending or, to the best knowledge of the Company, threatened against the Company, or against any officer or stockholder of the Company, or of the occurrence of any other event, materially affecting, or which if adversely determined, would materially adversely affect, the present or presently proposed business, properties, assets, liabilities or prospects of the Company.

               3.3 INSPECTION RIGHTS. So long as a Holder shall own at least 100,000 shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and similar events), each such Holder shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, all at such reasonable times and as often as may be reasonably requested; PROVIDED, HOWEVER, that the Company shall not be obligated under this Section 3.3 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

               3.4 BOARD INFORMATION RIGHTS. So long as the Investor beneficially owns not less than five percent (5%) of the Company's outstanding capital stock and is not represented on the Company's Board of Directors, the Company shall provide the Investor with copies of all notices, minutes, consents and other materials provided to its directors; PROVIDED, HOWEVER, that the Company reserves the right to withhold access to any such material that the Company believes, upon advice of counsel, that withholding such material is necessary to protect the attorney-client privilege or to protect highly confidential proprietary information that may be of a competitive nature with that of Investor or Investor's principal business. The Investor agrees to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this Section 3.4.

               3.5 CONFIDENTIALITY OF RECORDS. Each Holder agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Holder uses to protect its own confidential information to keep confidential any information furnished to it which the Company identified or marked as being confidential or proprietary (so long as such information is not in the public domain), except that such Holder may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Holder for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of and agrees to comply with the confidentiality provisions of this Section 3.5.

               3.6 EMPLOYEE AGREEMENTS. All key employees and consultants (as defined in policies adopted from time to time by the Board of Directors) of the Company hired or retained after the date of this Agreement shall be required to execute a Proprietary Information and Inventions Agreements in the form attached to the Series A Agreement as EXHIBIT G with such amendments thereto as the Board of Directors may from time to time deem appropriate. All stock options granted to future employees, directors and consultants of the Company shall provide for vesting of shares in accordance with the vesting provisions currently in place under the Company's stock option plan, with such amendments thereto as the Board of Directors may approve. The stock options shall provide that Company has a right of first refusal to purchase any and all stock acquired on exercise of the stock option or other right to purchase such stock granted after the date hereof, and prior to the Initial Offering, to employees, officers, directors or consultants of the Company.

               3.7 TERMINATION OF COVENANTS. All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Holder upon the earlier of (i) the date that each such Holder no longer holds Registrable Securities and (ii) the date that the Company first becomes subject to the reporting obligations of the 1934 Act, as amended.

4.      RIGHTS OF FIRST REFUSAL.

               4.1 SUBSEQUENT OFFERINGS. Each Holder shall have the right of first refusal to purchase its pro rata share of all equity securities that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the equity securities excluded by Section 4.6 hereof. Each Holder's pro rata share is equal to the ratio of the number of shares of Preferred Stock (or Common Stock issuable upon conversion thereof) with respect to which such Holder is deemed to be a holder immediately prior to the issuance of such equity securities to the total number of outstanding shares of Preferred Stock or Common Stock of the Company.

               4.2 EXERCISE OF RIGHTS. If the Company proposes to issue any equity securities, it shall give each Holder written notice of its intention, describing the equity securities, the price, and the terms and conditions upon which the Company proposes to issue the same. Each Holder shall have ten (10) days from the receipt of such notice to agree to purchase its pro rata share of the equity securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of equity securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such equity securities to any Holder who would cause the Company to be in violation of applicable federal or state securities laws by virtue of such offer or sale.

               4.3 ISSUANCE OF EQUITY SECURITIES TO OTHER PERSONS. If the Holders fail to exercise in full the rights of first refusal within such ten
(10) day period, the Company shall have ninety (90) days thereafter to sell the equity securities in respect of which the Holders' rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company's notice to the Holders pursuant to
Section 4.2 hereof. If the Company has not sold such equity securities within such ninety (90) days, the Company shall not thereafter issue or sell any equity securities, without first offering such securities to the Holders in the manner provided above.

               4.4 TERMINATION OF RIGHTS OF FIRST REFUSAL. The rights of first refusal established by this Section 4 shall terminate upon the closing of an underwritten public offering of Common Stock of the Company made pursuant to an effective registration statement under the Securities Act, but shall apply to the issuance of shares of Common Stock in such offering.

               4.5 TRANSFER OF RIGHTS OF FIRST REFUSAL. The rights of first refusal of each Holder under this Section 4 may be transferred to any subsidiary or parent company of such Holder, to any partner of such Holder or to any successor in interest to all or substantially all the assets of such Holder.

               4.6 EXCLUDED SECURITIES. The rights of first refusal established by this Section 4 shall have no application to any of the following equity securities:

               (A) up to 1,077,320 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights) issued or to be issued to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors of the Company;

               (B) any equity securities issued pursuant to any rights or agreements outstanding as of the date of this Agreement, including without limitation convertible securities, options and warrants; and any equity securities issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first refusal established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

               (C) any equity securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

               (D) any equity securities that are issued by the Company as part of an underwritten public offering referred to in Section 4.4 hereof, except as otherwise provided therein;

               (E) shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization by the Company; and

               (F) shares of Common Stock issued upon conversion of the Preferred Stock.

5.      LEGENDS.

               5.1 LEGENDS. Each Investor understands that the share certificates evidencing any Registrable Securities shall be endorsed with the following legends (in addition to any legends required under applicable state securities laws):

               (A) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

               (B) "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF AN INVESTORS' RIGHTS AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH INVESTORS' RIGHTS AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

               (C) Any legend required to be placed thereon by any applicable state securities laws.

6.      MISCELLANEOUS.

               6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of Delaware.

               6.2 SURVIVAL. The representations, warranties, covenants, and agreements made herein shall survive for as long as any Holder holds Registrable Securities.

               6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; PROVIDED, HOWEVER, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

               6.4 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               6.5 AMENDMENT AND WAIVER.

               (A) Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and the holders of a majority of the Registrable Securities.

               (B) Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of the holders of not less than a majority of the Registrable Securities.

               6.6 DELAYS OR OMISSIONS. It is agreed that no delay or omission on the part of any party to exercise any right, power, or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. It is further agreed that any waiver of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

               6.7 NOTICES, ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by registered or certified mail, return receipt requested, postage prepaid, by means of a nationally recognized overnight courier service, or by telex or facsimile, addressed: (a) if to a Holder, at such Holder's address as set forth on the Company's records, or at such other address as such Holder shall have furnished to the Company in writing or (b) if to the Company, at 560 Broadway, New York, NY 10012, or at such other address as the Company shall have furnished to the Holders in writing.

               6.8 ATTORNEYS' FEES. If legal action is brought to enforce or interpret this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and legal costs in connection therewith.

               6.9 TITLES AND SUBTITLES. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

               6.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                   INVESTOR:


DEAN & DELUCA, INC.                        HUMMER WINBLAD VENTURE PARTNERS IV,
                                           L.P. by its General Partner



By: /s/ DANE J. NELLER                      By: /s/ HANK BARRY
    -------------------------------             -------------------------------
    Name:  Dane J. Neller                       Name: Hank Barry
    Title: President and                        Title: Managing Member,
           Chief Executive Officer                     General Partner